CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-143964 on Form N-1A of our reports dated November 21, 2023, relating to the financial statements and financial highlights of First Trust STOXX® European Select Dividend Index Fund, First Trust Alerian Disruptive Technology Real Estate ETF, First Trust Dow Jones Global Select Dividend Index Fund, First Trust Global Wind Energy ETF, First Trust Alerian U.S. NextGen Infrastructure ETF, First Trust NASDAQ® Clean Edge® Smart Grid Infrastructure Index Fund, First Trust Indxx Global Natural Resources Income ETF, First Trust Indxx Global Agriculture ETF, First Trust Indxx NextG ETF, First Trust S-Network Future Vehicles & Technology ETF, First Trust Cloud Computing ETF, First Trust International Equity Opportunities ETF, First Trust Nasdaq Cybersecurity ETF, First Trust IPOX® Europe Equity Opportunities ETF, First Trust Dow Jones International Internet ETF, First Trust Nasdaq Lux Digital Health Solutions ETF, First Trust Indxx Metaverse ETF and First Trust Bloomberg Emerging Market Democracies ETF, each a series of First Trust Exchange-Traded Fund II, appearing in the Annual Reports on Form N-CSR of First Trust Exchange-Traded Fund II for the year/period ended September 30, 2023, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Information for Investors in the European Economic Area (“EEA”) Only”, “Miscellaneous Information” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Chicago, Illinois

January 29, 2024